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                                                        SUB-ITEM 77M - AEF FUNDS

                                     MERGERS

                     AIM EQUITY FUNDS (INVESCO EQUITY FUNDS)

INVESCO MULTI-SECTOR FUND TO INVESCO CHARTER FUND

     On October 27, 2010, the Board of Trustees of AIM Counselor Series Trust (Invesco Counselor Series Trust) ("ACST") approved an Agreement and Plan of Reorganization (the "Agreement"). On April 14, 2011, at a Special Meeting for shareholders of Invesco Multi-Sector Fund (the "Target Fund"), an investment portfolio of ACST, shareholders approved the Agreement that provided for the combination of the Target Fund with Invesco Charter Fund (the "Acquiring Fund"), an investment portfolio of AIM Equity Funds (Invesco Equity Funds) ("AEF") (the "Reorganization"). Pursuant to the Agreement, on May 23, 2011, all of the assets of the Target Fund were transferred to the Acquiring Fund. The Acquiring Fund assumed all of the liabilities of the Target Fund and AEF issued Class A, Class B, Class C, Class Y and Institutional Class shares of the Acquiring Fund to the Target Fund's Class A, Class B, Class C, Class Y and Institutional Class shareholders, respectively. The total value of the Acquiring Fund shares of each class that shareholders received in the Reorganization was the same as the total value of shares of the corresponding class of the Target Fund that shareholders held immediately prior to the Reorganization. No sales charges or redemption fees were imposed in connection with the Reorganization.

INVESCO DIVIDEND GROWTH SECURITIES FUND TO INVESCO DIVERSIFIED DIVIDEND FUND

     On October 27, 2010, the Board of Trustees of AIM Counselor Series Trust (Invesco Counselor Series Trust) ("ACST") approved an Agreement and Plan of Reorganization (the "Agreement"). On April 14, 2011, at a Joint Special Meeting for shareholders of Invesco Dividend Growth Securities Fund (the "Target Fund"), an investment portfolio of ACST, shareholders approved the Agreement that provided for the combination of the Target Fund with Invesco Diversified Dividend Fund (the "Acquiring Fund"), an investment portfolio of AIM Equity Funds (Invesco Equity Funds) ("AEF") (the "Reorganization"). Pursuant to the Agreement, on July 18, 2011, all of the assets of the Target Fund were transferred to the Acquiring Fund. The Acquiring Fund assumed all of the liabilities of the Target Fund and AEF issued Class A shares of the Acquiring Fund to the Target Fund's Class A and Class B shareholders, Class C shares of the Acquiring Fund to the Target Fund's Class C shareholders and Class Y shares of the Acquiring Fund to the Target Fund's Class Y shareholders. The total value of the Acquiring Fund shares of each class that shareholders received in the Reorganization was the same as the total value of shares of the corresponding class of the Target Fund that shareholders held immediately prior to the Reorganization. No sales charges or redemption fees were imposed in connection with the Reorganization.

INVESCO VAN KAMPEN CORE EQUITY FUND TO INVESCO DIVERSIFIED DIVIDEND FUND

     On October 27, 2010, the Board of Trustees of AIM Counselor Series Trust (Invesco Counselor Series Trust) ("ACST") approved an Agreement and Plan of Reorganization (the "Agreement"). On April 14, 2011, at a Joint Special Meeting for shareholders of Invesco Van Kampen Core Equity Fund (the "Target Fund"), an investment portfolio of ACST, shareholders approved the Agreement that provided for the combination of the Target Fund with Invesco Diversified Dividend Fund (the "Acquiring Fund"), an investment portfolio of AIM Equity Funds (Invesco Equity Funds) ("AEF") (the "Reorganization"). Pursuant to the Agreement, on May 23, 2011, all of the assets of the Target Fund were transferred to the Acquiring Fund. The Acquiring Fund assumed all of the liabilities of the Target Fund and AEF issued Class A, Class B, Class C, Class R and Class Y shares of the Acquiring Fund to the Target Fund's Class A, Class B, Class C,

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                                                        SUB-ITEM 77M - AEF FUNDS

Class R and Class Y shareholders, respectively. The total value of the Acquiring Fund shares of each class that shareholders received in the Reorganization was the same as the total value of shares of the corresponding class of the Target Fund that shareholders held immediately prior to the Reorganization. No sales charges or redemption fees were imposed in connection with the Reorganization.

INVESCO FINANCIAL SERVICES FUND TO INVESCO DIVERSIFIED DIVIDEND FUND

     On October 27, 2010, the Board of Trustees of AIM Sector Funds (Invesco Sector Funds) ("ASEF") approved an Agreement and Plan of Reorganization (the "Agreement"). On April 14, 2011, at a Joint Special Meeting for shareholders of Invesco Financial Services Fund (the "Target Fund"), an investment portfolio of ASEF, shareholders approved the Agreement that provided for the combination of the Target Fund with Invesco Diversified Dividend Fund (the "Acquiring Fund"), an investment portfolio of AIM Equity Funds (Invesco Equity Funds) ("AEF") (the "Reorganization"). Pursuant to the Agreement, on May 23, 2011, all of the assets of the Target Fund were transferred to the Acquiring Fund. The Acquiring Fund assumed all of the liabilities of the Target Fund and AEF issued Class A, Class B, Class C, Class Y and Investor Class shares of the Acquiring Fund to the Target Fund's Class A, Class B, Class C, Class Y and Investor Class shareholders, respectively. The total value of the Acquiring Fund shares of each class that shareholders received in the Reorganization was the same as the total value of shares of the corresponding class of the Target Fund that shareholders held immediately prior to the Reorganization. No sales charges or redemption fees were imposed in connection with the Reorganization.

FOR A MORE DETAILED DISCUSSION ON THE REORGANIZATION, PLEASE SEE THE AGREEMENT AND PLAN OF REORGANIZATION FILED HEREIN UNDER ITEM 77Q1(G).